                                                                    EXHIBIT 99.4

                            ARTEMA MEDICAL AB (PUBL)
                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Artema Medical AB

     We have audited the accompanying consolidated balance sheet of Artema Medical AB and subsidiaries (the Company) as of December 31, 2000 and 1999, and the related consolidated statements of income and cash flow for the three- year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in Sweden.

     Accounting principles generally accepted in Sweden vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for the year ended December 31, 2000 and 1999 and the determination of shareholders' equity and financial position at December 31, 2000 and 1999 to the extent summarized in Note 34.

Stockholm, Sweden
March 16, 2001
KPMG

Anders Liner
Authorized Public Accountant

                            ARTEMA MEDICAL AB (PUBL)
                               INCOME STATEMENTS

                                                                                         Group
                                                          ---------------------------------------------------------------------
                                                                                                               For the Six
                                                                                                              Months Ended
                                                              Years ending December 31  June 30,                June 30,
                                               Note           2000              1999             1998          2001       2000
                                               ----        -------           -------         --------       -------    -------
                                                                                                                (unaudited)
                                                                                 SEK thousands
Net sales...................................         2     262,228           168,161          227,477        77,534    131,324
Other operating income......................         3         182               298            1,904           126        139
                                                          --------           -------         --------       -------    -------

Total revenue...............................               262,410           168,459          229,381        77,660    131,463
Operating expenses
Raw materials, consumables and goods for
 resale.....................................         4    (140,781)          (81,413)        (118,003)      (49,390)   (68,821)
Other external costs........................         5     (37,932)          (50,982)         (51,738)      (17,235)   (19,092)
Personnel costs.............................         1     (78,362)          (86,719)         (89,065)      (37,850)   (39,791)
Depreciation and amortization of tangible
 and intangible fixed assets................         6      (6,427)           (7,010)          (7,460)       (3,002)    (3,105)
Items affecting comparability...............         7          --           (17,584)         (17,405)           --         --
Utilized restructuring reserve..............        26          --            12,376           22,095            --         --
Other operating expenses....................         8        (122)             (160)            (415)          (39)       (83)
Share in result of associated companies.....        21       2,085               150            6,107           106      1,147
                                                          --------           -------         --------       -------    -------

Operating result............................                   871           (62,883)         (26,503)      (29,750)     1,718
Result from financial investments
Result from shares in Group companies.......         9          --                --               --            --         --
Result from participations in associated
 companies..................................                    --                --               --            --         --
Result from securities and receivables
 accounted for as fixed assets..............        10      (2,100)           (2,372)             774            --     (2,100)
Other interest income and similar profit/
 loss items.................................        11       3,887             2,312            2,359           888      1,584
Interest expenses and similar profit/loss
 items......................................        12      (1,142)           (1,659)          (4,411)       (1,041)      (741)
                                                          --------           -------         --------       -------    -------

Result after financial items................                 1,516           (64,602)         (27,781)      (29,903)       461
Year-end appropriations.....................        13          --                --               --            --         --
                                                          --------           -------         --------       -------    -------

Result before taxes.........................                 1,516           (64,602)         (27,781)      (29,903)       461
Taxes on result for the period..............        14          --            (3,992)          (5,627)           --         --
                                                          --------           -------         --------       -------    -------

Net result for the period...................                 1,516           (68,594)         (33,408)      (29,903)       461

                                                                                         Parent Company
                                                          ---------------------------------------------------------------------
                                                                                                               For the Six
                                                                                                              Months Ended
                                                              Years ending December 31  June 30,                June 30,
                                               Note           2000              1999             1998          2001       2000
                                               ----        -------           -------         --------       -------    -------
                                                                                                                (unaudited)
                                                                                 SEK thousands
Net sales...................................    30,991      25,032            18,437            7,972        17,693
Other operating income......................        --          --                --               --            --
                                               -------    --------           -------         --------       -------

Total revenue...............................    30,991      25,032            18,437            7,972        17,693
Operating expenses
Raw materials, consumables and goods for
 resale.....................................   (18,671)    (15,186)          (15,186)          (5,420)      (10,393)
Other external costs........................   (11,188)    (14,411)          (11,755)          (6,035)       (5,845)
Personnel costs.............................   (21,228)    (19,254)          (13,816)         (10,510)      (11,317)
Depreciation and amortization of tangible
 and intangible fixed assets................    (1,450)     (1,498)           (1,185)            (584)         (691)
Items affecting comparability...............        --      (5,208)           (6,275)              --            --
Utilized restructuring reserve..............        --          --                --               --            --
Other operating expenses....................      (122)       (160)              (51)             (39)          (83)
Share in result of associated companies.....        --          --                --               --            --
                                               -------    --------           -------         --------       -------

Operating result............................   (21,668)    (30,685)          (29,831)         (14,616)      (10,636)
Result from financial investments
Result from shares in Group companies.......        --      (1,865)           (1,376)              --            --
Result from participations in associated
 companies..................................        --          --               117               --            --
Result from securities and receivables
 accounted for as fixed assets..............    (5,030)     (2,372)              774               --            --
Other interest income and similar profit/
 loss items.................................     4,452       2,557             3,110            2,009            --
Interest expenses and similar profit/loss
 items......................................      (146)       (162)             (485)             (84)         (121)
                                               -------    --------           -------         --------       -------

Result after financial items................   (22,392)    (32,527)          (27,691)         (12,691)      (10,757)
Year-end appropriations.....................        --         774            10,576               --            --
                                               -------    --------           -------         --------       -------

Result before taxes.........................   (22,392)    (31,753)          (17,115)         (12,691)      (10,757)
Taxes on result for the period..............        --          --                --               --            --
                                               -------    --------           -------         --------       -------

Net result for the period...................   (22,392)    (31,753)          (17,115)         (12,691)      (10,757)


                            ARTEMA MEDICAL AB (PUBL)

                                 BALANCE SHEETS

                                                                   Group                                  Parent Company
                                                      ---------------------------------          ------------------------------

                                                        At December 31,     At June 30,          At December 31,    At June 30,
                                               Note      2000      1999        2001              2000      1999        2001
                                                      -------   -------   -------------          ----      ----     -----------
                                                                          (unaudited)                               (unaudited)
                                                                              SEK thousands
            Assets

Fixed assets
Intangible fixed assets
 Patents, trade marks and similar rights.....    15        --         3            --         --                3            --
                                                      -------   -------       -------    -------          -------   -----------
  Total intangible fixed
    assets....................................             --         3            --         --                3            --
Tangible fixed assets
 Buildings and land..........................    16    17,279    17,271        17,925         --               --            --
 Machinery and other technical facilities....    17     6,890     7,201         6,599         --               --            --
 Equipment, tools and installations..........    18     8,065    11,920         7,463      3,660            3,883         3,850
                                                      -------   -------       -------    -------          -------   -----------
  Total tangible fixed assets................          32,234    36,392        31,987      3,660            3,883         3,850
Financial fixed assets
 Shares in Group companies...................    19        --        --            --     46,310           46,310        46,310
 Due from Group companies....................    20        --        --            --     52,468           56,064        53,660
 Shares in associated companies..............    21     8,992     6,660         1,628         --               --
 Deferred tax claim..........................    22        --        --            --         --               --            --
 Other long-term receivables................     23        22        25            22         22               25            22
                                                      -------   -------       -------    -------          -------   -----------
  Total financial fixed assets...............           9,014     6,685         1,650     98,800          102,399        99,992
                                                      -------   -------       -------    -------          -------   -----------
  Total fixed assets.........................          41,248    43,080        33,637    102,460          106,285       103,842
                                                      =======   =======       =======    =======          =======   ===========
Current assets
Inventories
 Raw materials and consumables...............          18,644    14,493        17,963         --               --            --
 Work in progress............................           5,809     5,422         9,579         --               --            --
 Finished products and goods for resale......          13,241    19,162        15,680      5,491            5,414         7,413
                                                      -------   -------       -------    -------          -------   -----------
  Total inventories..........................          37,694    39,077        43,222      5,491            5,414         7,413
Current receivables
 Accounts receivable.........................          51,451    28,368        32,986      3,396            1,550         2,519
 Due from Group companies....................              --        --            --      2,366            5,985           620
 Due from associated companies...............              --        --            31         --               --            --
 Tax claims..................................             301       309            18        301              309            18
 Other receivables...........................           3,286     2,809         4,051        617            1,772         1,911
 Prepaid expenses and accrued income.........    24     1,556     1,561         2,314        663              852           950
                                                      -------   -------       -------    -------          -------   -----------
  Total current receivables..................          56,594    33,047        39,400      7,343           10,468         6,018
Cash and deposits...........................           15,527     7,988         6,191     10,600               37            90
                                                      -------   -------       -------    -------          -------   -----------
  Total current assets.......................         109,815    80,112        88,813     23,434           15,919        13,521
                                                      -------   -------       -------    -------          -------   -----------
  Total assets...............................         151,063   123,192       122,450    125,894          122,204       117,363
                                                      =======   =======       =======    =======          =======   ===========


                            ARTEMA MEDICAL AB (PUBL)
                         BALANCE SHEETS -- (Continued)

                                                                   Group                                  Parent Company
                                                      ---------------------------------          ------------------------------

                                                        At December 31,     At June 30,          At December 31,    At June 30,
                                               Note      2000      1999        2001              2000      1999        2001
                                                      -------   -------   -------------          ----      ----     -----------
                                                                          (unaudited)                               (unaudited)
                                                                              SEK thousands


    Shareholders' Equity and Liabilities
Equity.........................................  25
Restricted equity
 Share capital..................................       15,236      9,158         15,236     15,236             9,158         15,236
 Share premium reserve..........................           --         --             --    137,827           101,627        137,827
 Restricted reserves............................      146,606    111,712        146,606      8,781             8,781          8,781
                                                      -------    -------       --------    -------           -------    -----------
 Total restricted equity........................      161,842    120,870        161,842    161,844           119,566        161,844
Non-restricted equity
 Non-restricted reserves........................     (78,268)   (11,594)       (76,264)   (25,521)            6,232        (47,913)
 Net result for the period......................       1,516    (68,594)       (29,903)   (22,392)          (31,753)       (12,691)
                                                      -------    -------       --------    -------           -------    -----------
  Total non-restricted equity...................     (76,752)   (80,188)      (106,167)   (47,913)          (25,521)       (60,604)
                                                      -------    -------       --------    -------           -------    -----------
  Total shareholders' equity....................       85,090     40,682         55,675    113,931            94,045        101,240
                                                      -------    -------       --------    -------           -------    -----------
Provisions
 Restructuring reserve..........................  26       --         --             --         --                --             --
 Other provisions...............................  27    5,844      6,680          1,688      4,238             5,208             --
                                                      -------    -------       --------    -------                      -----------

  Total provisions..............................        5,844      6,680          1,688      4,238             5,208             --
Long-term liabilities
 Mortgage loans................................. 29,31  2,539      3,102          2,500         --                --             --
 Committed credit facility...................... 28,29  7,461      7,699         15,058         --             4,399          8,676
 Due to Group companies.........................           --         --             --         50                50             50
 Other liabilities..............................        2,450      3,450          1,608         --                --             --
                                                      -------    -------       --------    -------           -------    -----------
  Total long-term liabilities...................       12,450     14,252         19,166         50             4,449          8,726
Current liabilities
 Advance payments from customers................          569      3,043          1,022         --             1,500             --
 Accounts payable...............................       26,124     26,146         25,761      3,296             5,314          4,071
 Liabilities to Group companies.................           --         --             --         --               272             38
 Liabilities to associated companies............          643         --             --         --                --             --
 Tax liabilities................................           --         --             --         --                --             --
 Other liabilities..............................        2,915     16,263          8,595        551             7,672            382
 Accrued expenses and prepaid income............ 30    17,428     16,126         10,543      3,828             3,744          2,906
                                                      -------    -------       --------    -------           -------    -----------
  Total current liabilities.....................      47,679     61,579         45,921      7,675            18,502          7,397
                                                     -------    -------       --------    -------           -------    -----------

  Total shareholders' equity and liabilities....     151,063    123,192        122,450    125,894           122,204        117,363
                                                     =======    =======       ========    =======           =======    ===========

  Pledged Assets and Contingent
        Liabilities
Pledged assets
For own liabilities and provisions
 Real estate mortgages..........................      13,482     13,453                        --                --
 Corporate mortgages............................      35,500     35,500                    35,500            35,500
 Bank accounts..................................      10,456      7,044                        --                --
 Other pledged assets...........................       3,835      1,500                        --             1,500
                                                     -------    -------                   -------           -------
   Total pledged assets..........................     63,273     57,497                    35,500            37,000
Contingent liabilities
 Guaranties on behalf of Group companies........          --         --                     7,729                --
 Guaranties on behalf of associated companies...          --      2,300                        --                --
 Guaranties, others.............................       7,955         --                       226                --
 Discounted bills of exchange...................       4,073      4,647                        --                --
                                                     -------    -------                   -------           -------

   Total contingent liabilities..................    12,028      6,947                     7,955                --
                                                    =======    =======                   =======           =======


                                                     ARTEMA MEDICAL AB (PUBL)
                                                       CASH FLOW STATEMENTS
                                                                                         Group
                                                          ---------------------------------------------------------------------
                                                                                                                 For the Six
                                                                                                                 Months Ended
                                                              Years ending December 31                             June 30,
                                               Note           2000              1999             1998          2001       2000
                                               ----        -------           -------         --------       -------    -------
                                                                                                                (unaudited)
                                                                                 SEK thousands
From operations..............................    32
Result after financial items.................                1,516           (64,602)         (27,781)      (29,903)       461
Depreciation, amortization and write-off ....                6,644             7,595            7,828         3,002      3,105
Adjustment for items not included in the
 cash flow...................................               (3,379)           (7,284)         (23,826)       (4,135)       444
Taxes........................................                   --              (283)          (2,337)           --         --
                                                           -------           -------          -------       -------    -------
Cash flow from operations before change
 in working capital..........................                4,781           (64,574)         (46,116)      (31,036)     4,010
Cash flow from change in working capital
Increase/decrease in inventories.............               (4,096)            3,093            8,269        (3,891)   (10,576)
Increase/decrease in current receivables ....              (13,086)            9,135           20,703        21,055    (34,263)
Increase/decrease in current liabilities ....               (3,678)           15,073          (14,269)       (6,179)    (2,486)
                                                           -------           -------          -------       -------    -------
Cash flow from change in working capital ....              (20,860)           27,301           14,703        10,985    (47,325)
Cash flow from operations....................              (16,079)          (37,273)         (31,413)      (20,051)   (43,315)
Investments
Sales of subsidiaries........................               (2,676)               --           19,586            --         --
Investments in tangible fixed assets.........               (2,286)          (10,633)          (9,416)       (1,349)      (840)
Sale of tangible fixed assets................                   --               (12)           2,617            --         --
Investment of financial fixed assets.........               (1,449)             (140)          (7,708)           --         --
                                                           -------           -------          -------       -------    -------
Cash flow from investments...................               (6,412)          (10,785)           5,079        (1,349)      (840)
Financial activities
New issue of shares..........................               35,278            27,673               30            --     35,278
New loans....................................                   --                --            4,556        11,816      1,291
Amortization of loans........................               (5,385)          (10,390)              --            --         --
                                                           -------           -------          -------       -------    -------
Cash flow from financial activities..........               29,893            17,283            4,586        11,816     36,569
Cash flow....................................                7,403           (30,775)         (21,748)       (9,584)    (7,586)
Liquid assets in the beginning of the
 year........................................                7,988            39,082           59,356        15,527      7,988
Translation differences for the year.........                  136              (319)           1,474           248        (89)
                                                           -------           -------          -------       -------    -------
Liquid assets at the end of the year.........    33         15,527             7,988           39,082         6,191        313


                                                                                     Parent Company
                                                          ---------------------------------------------------------------------
                                                                                                                 For the Six
                                                                                                                 Months Ended
                                                              Years ending December 31                             June 30,
                                               Note           2000              1999             1998          2001       2000
                                               ----        -------           -------         --------       -------    -------
                                                                                                                (unaudited)
From operations
Result after financial items.................              (22,392)   (32,527)          (27,691)         (12,691)      (10,757)
Adjustment for items not included in the
 cash flow...................................                2,100      7,580                36           (4,239)          670
Taxes........................................                   --       (283)               54               --            --
                                                           -------    -------           -------          -------       -------

Cash flow from operations before change
 in working capital..........................              (16,882)   (21,867)          (25,040)         (16,346)       (9,396)
Cash flow from change in working capital
Increase/decrease in inventories.............                  (77)       415             3,034           (1,922)       (1,107)
Increase/decrease in current receivables ....                3,125     (2,599)            6,120            1,325         2,431
Increase/decrease in current liabilities ....               (3,827)     5,710             3,218             (277)       (1,890)
                                                           -------    -------           -------          -------       -------

Cash flow from change in working capital ....                 (779)     3,526            12,372             (874)         (566)
Cash flow from operations....................              (17,661)   (18,341)          (12,668)         (17,220)       (9,962)
Investments
Sales of subsidiaries........................                   --         --                --               --            --
Investments in tangible fixed assets.........               (1,224)    (3,312)           (1,117)            (774)         (302)
Sale of tangible fixed assets................                   --         --               325               --            --
Investment of financial fixed assets.........               (1,431)   (46,284)           (5,948)          (1,192)      (21,717)
                                                           -------    -------           -------          -------       -------

Cash flow from investments...................               (2,655)   (49,596)           (6,740)          (1,966)      (22,019)
Financial activities
New issue of shares..........................               35,278     27,673                --               --        35,467
New loans....................................                   --      4,399                --            8,676            --
Amortization of loans........................               (4,399)        --                --               --        (3,504)
                                                           -------    -------           -------          -------       -------

Cash flow from financial activities..........               30,879     32,072                --            8,676        31,963
Cash flow....................................               10,563    (35,865)          (19,408)         (10,510)          (18)
Liquid assets in the beginning of the
 year........................................                   37     35,902            55,310           10,600            37
Translation differences for the year.........                   --         --                --               --            --
                                                           -------    -------           -------          -------       -------

Liquid assets at the end of the year.........               10,600         37            35,902               90            19


                            ARTEMA MEDICAL AB (PUBL)
                             ACCOUNTING PRINCIPLES

General Accounting Principles

     The annual report is prepared in accordance with the Annual Accounts Act and the recommendations of the Swedish Financial Accounting Standards Council. The principles are unchanged from the preceding year.

Valuation Principles, etc.

     Assets and liabilities are valued at cost unless otherwise stated below.

Research and Development Costs

     Costs for research and development are expensed as incurred.

Warranty Costs

     The cost of goods sold includes estimated values, based on historical data, for the cost of product warranties.

Taxes

     The Group's total tax expense consists of current tax and deferred tax. Deferred tax of 28 percent is computed on untaxed reserves in Sweden. For the acquisition of Artema Monitoring Emergency Care A/S in Denmark, deferred tax of 34 percent is computed on the restructuring reserve.

Items Affecting Comparability

     Recommendation number 4 of the Swedish Financial Accounting Standards Council is applied, whereby transactions of significant importance are specified at each level of the income statements. Examples of such events and transactions are capital gains/losses on the sale of operating units and significant fixed assets, write-downs and restructuring costs.

Hedging of Commercial Flows

     The result of translation differences on hedging of contracted future currency flows affect the income statements during the same period as the underlying flow.

Inventories

     Inventories are reported at the lower of cost and market value according to the first-in first-out principle (FIFO). Risks for obsolescence have been accounted for. The costs of in-house manufactured work-in-progress and finished goods consist of acquisition costs, direct manufacturing costs as well as a reasonable mark-up for indirect manufacturing costs.

Receivables

     Receivables are individually assessed and reported at the amount that they are expected to be received.

Receivables and Liabilities in Foreign Currency

     Receivables and liabilities in foreign currency are translated at the rate of exchange prevailing at year-end in accordance with recommendation number 8 of the Swedish Financial Accounting Standards Council. Exchange rate differences on current receivables and liabilities are included in the operating result, while differences on financial receivables and liabilities are reported among financial items. To the extent that receivables and liabilities in foreign currency have been hedged by forward contracts, they are converted at the forward rate.

                            ARTEMA MEDICAL AB (PUBL)
                      ACCOUNTING PRINCIPLES -- (Continued)

Depreciation of Fixed Assets

     Depreciation and amortization are based on the acquisition cost of the respective asset and its estimated economic life. In the event of permanent loss of value, assets are written down accordingly.

     The following depreciation and amortization periods are applied:

                                                   Group        Parent
                                                               Company
                                                 ---------   --------------

 Intangible fixed assets
   Patents....................................   5 years        5 years
 Tangible fixed assets
   Buildings..................................   50 years            --
   Machinery and other technical facilities...   3-5 years           --
   Equipment, tools and installations.........   3-5 years     3-5 years


     The difference between the above described depreciation according to plan and amortization for tax purposes, is reported by the individual companies as accumulated excess depreciation and amortization, which is included in untaxed reserves.

Leasing

     Operative leases exist in the Group. In the income statement, the leasing fee is distributed over the years based on usage, which may differ from the leasing fees actually paid during the current year. Assets financed through so called financial leasing are reported among fixed assets and the corresponding liability among liabilities. In the income statement the leasing costs are divided into depreciation and interest costs.

Consolidated Accounting

     The consolidated financial accounts are prepared according to the Swedish Financial Accounting Standards Council's recommendation number 1:96. The Company applies the purchase method of accounting, which means that the Group's costs of shares in acquired subsidiaries are eliminated against the equity in such subsidiaries.

Associated Companies

     Holdings of shares in associated companies, in which the Group owns a minimum of 20 percent and a maximum of 50 percent of the votes, or otherwise has a controlling interest in operational and financial management, are normally accounted for according to the equity method. The equity method means that the book value in the Group of shares in associated companies corresponds to the Group's share of the associated company's equity, and any residual surplus and deficit values in the Group. The Group's share of the associated company's profit after financial items, adjusted for any depreciation or reversal of acquired surplus values or deficits, respectively, is reported in the consolidated income statement as "Share in result of associated companies". Shares in profit generated after the acquisition of associated companies, not yet realized via payment of dividends, are allocated to the equity method reserve, which is a part of the Group's restricted equity.

Translation of Foreign Subsidiaries

     The accounts of foreign subsidiaries have been translated according to the current method, whereby all assets, provisions and other liabilities are translated at the year-end rate of exchange, and all items in the income statement are translated at the average rate of exchange for the year. Any translation differences arising are carried directly to equity.

Information about the Period's Acquisitions and Divestments

     In early 2000, Artema GmbH and the operations conducted in Artema Monitoring and Emergency Care A/S's branch Artema Norway NUF, were divested. At mid-year 2000 Artema UK Ltd. was divested.

                            ARTEMA MEDICAL AB (PUBL)

                         NOTES TO FINANCIAL STATEMENTS
              (Amounts in SEK thousands, if not stated otherwise)

Note 1. Employees and Personnel Costs

Average number of employees             Of which           Of which           Of which
------------------------------
                                 2000   men, %      1999   men, %      1998   men, %
                                 ----   --------    ----   --------    ----   --------
Parent Company
 Sweden........................    29         82      29         87      25         76
                                 ----         --    ----         --    ----         --

Parent Company total..........     29         82      29         87      25         76
Subsidiaries
 Denmark.......................   141         49     161         52     194         49
 England.......................     7         85      18         65      16         75
 Germany.......................    --         --      11         82       9         89
 Poland........................    --         --      --         --      26         70
                                 ----         --    ----         --    ----         --

Subsidiary total..............    148         51     190         55     245         54
                                 ====         ==    ====         ==    ====         ==
Group total                       177         56     219         59     270         56

Wages, salaries, other compensation and social benefits

                                   2000                      1999                      1998
                                  Wages,        2000         Wages,      1999          Wages,       1998
                               salaries and    Social     salaries and   Social     salaries and   Social
                               compensation   benefits   compensation   benefits   compensation   benefits
                               ------------   --------   ------------   --------   ------------   --------
Parent Company..............         13,546      7,127         12,444      6,041         11,583      4,657
of which pension costs(1)...             --      2,472             --      1,886             --        924
Subsidiaries................         55,648      3,356         68,042      2,692         77,959      2,523
of which pension costs......             --      1,564             --        681             --        499
                                     ------     ------         ------      -----         ------      -----
Group total.................         69,194     10,483         80,486      8,733         89,542      7,180
of which pension costs(2)...             --      4,036             --      2,567             --      1,423


(1) For 2000, 1999 and 1998, SEK 287,000, SEK 280,000 and SEK 360,000,
    respectively, of the Parent Company's pension costs refer to Board of Directors and President. The Parent Company has no outstanding pension commitments.

(2) For 2000, 1999 and 1998, SEK 303,000, 280,000 and 379,000, respectively, of the Group's pension costs refer to Board of Directors and President. The Group has no outstanding pension commitments.

Wages, salaries, other compensation by country


                                   2000                        1999                       1998
                                 Board of        2000         Board of       1999        Board of        1998
                                 Directors       Other       Directors       Other       Directors       Other
Parent Company                 and President   employees   and President   employees   and President   employees
-----------------------        -------------   ---------   -------------   ---------   -------------   ---------
Sweden.................           1,637      11,909           1,883      10,561           1,931       9,652
                                  -----      ------           -----      ------           -----      ------

Parent Company total.....         1,637      11,909           1,883      10,561           1,931       9,652
Subsidiaries abroad
  Denmark................         2,332      50,920           1,085      58,067           3,146      62,980
  England................           305       2,091             683       4,636             885       3,672
  Germany................            --          --             814       2,757              --       2,676
  Poland.................            --          --              --          --             800       3,800
                                  -----      ------           -----      ------           -----      ------
Subsidiaries total..... .         2,637      53,011           2,582      65,460           4,831      73,128
                                  =====      ======           =====      ======           =====      ======
Group total                       4,274      64,920           4,465      76,021           6,762      82,780
of which bonus         etc          405          --              --          --              --         --


Severance pay and pension

The President's period of notice for termination on the initiative of the Company is 12 months, and 6 months for termination on the initiative of the President. The retirement age for the President is 65. The period of notice for other certain members of senior management is up to 12 months for termination on the initiative of the Company.

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 1. Employees and Personnel Costs -- (Continued)

Remuneration to the Board and President

     For 2000, 1999 and 1998, salaries and other remuneration to the President amounted to SEK 1,371,000, SEK 1,721,000 and SEK 1,725,000, respectively, and to the Chairman of the Board of Directors, SEK 73,000, SEK 55,000 and SEK 55,000, respectively. In addition, a remuneration of SEK 1,579,000 has been paid out to the former President.

     Loans to members of senior management do not exist.

Note 2. Net Sales by Geographic Market

                             2000      1999      1998
                          -------   -------   -------

Group
  Europe................. 116,619   142,712   182,673
  North America..........  12,077     9,989     6,017
  South America..........   2,519     4,388     5,754
  Asia, other............ 131,013    11,071    33,033
                          -------   -------   -------
  Group total............ 262,228   168,161   227,477
Parent Company
  Europe.................  16,785    13,837    13,240
  North America..........  10,245     8,390     4,064
  South America..........   2,519     1,186       575
  Asia, other............   1,442     1,619       558
                          -------   -------   -------
  Parent Company total...  30,991    25,032    18,437

     Sales in Sweden are not reported separately since it represents less than 2 percent of Group sales.

Note 3. Other Operating Income

                                                2000   1999    1998
                                                ----   ----   -----

Group
Compensation related to industrial dispute...     --     --   1,428
Sale of fixed assets.........................    100      8      --
Other........................................     82    290     476
                                                ----   ----   -----
Group total..................................    182    298   1,904


Note 4. Raw Materials, Consumables and Goods for Resale

     Goods for resale (purchased finished products) constitute a small part of the Group's sales and are therefore reported together with raw materials and consumables.

Note 5. Other External Costs

Leasing fees relating to operative leasing

                                                             2000     1999     1998
                                                           ------   ------   ------

Group
Assets held under operative leasing contracts
Leasing fees paid during the financial year.............    4,295    4,777    6,218
                                                           ------   ------   ------

Contractual future leasing fees, due within 1 year......    4,397    4,215   NA
Contractual future leasing fees, due within 1-5 years...    8,565   10,120   NA
Contractual future leasing fees, due within > 5 years...       --       --
                                                           ------   ------

Total contractual future leasing fees...................   12,962   14,335   17,889


                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 5. Other External Costs -- (Continued)

Audit costs

     The audit of the Group is performed by KPMG. The Group's audit costs for 2000 amounted to SEK 0.4 million, SEK 0.4 million in 1999 and SEK 0.6 million in 1998, whereof for the parent company SEK 0.1 million, SEK 0.1 million and SEK
0.1 million, respectively. Furthermore, the Group's costs for consultations amounted to SEK 0.5 million, SEK 0.2 million and SEK 0.3 million in 2000 and 1999 and 1998, respectively.

Note 6. Depreciation and Amortization of Tangible and Intangible Fixed Assets

                                                           2000                 1999                 1998
                                                2000    Parent       1999    Parent       1998    Parent
                                              Group     Company    Group     Company    Group     Company
                                              ------    -------    ------    -------    ------    -------

Patents and trademarks.....................       (3)        (3)      (25)       (25)      (68)       (68)
Buildings and land.........................     (427)        --      (443)        --      (443)        --
Machinery and other technical facilities...   (1,234)        --    (1,090)        --    (1,376)        --
Equipment, tools and installations.........   (4,763)    (1,447)   (5,452)    (1,473)   (5,573)    (1,117)
                                              ------     ------    ------     ------    ------     ------
Total                                         (6,427)    (1,450)   (7,010)    (1,498)   (7,460)    (1,185)

Note 7. Items Affecting Comparability

                                                                             2000       1999       1998
                                                                             ----    -------    -------
Group
Sale of group company.....................................................     --         --      4,690
One off charges CEO termination...........................................     --     (5,208)        --
Restructuring costs.......................................................     --    (12,376)   (22,095)
                                                                             ----    -------    -------

Group total...............................................................     --    (17,584)   (17,405)
Parent Company
One off charges CEO termination...........................................     --     (5,208)        --
Restructuring costs.......................................................     --         --     (6,275)
                                                                             ----    -------    -------

Parent Company total......................................................     --     (5,208)    (6,275)
Note 8. Other Operating Expenses
                                                                             2000       1999       1998
                                                                             ----    -------    -------

Group & Parent Company
Foreign exchange losses on operating receivables/liabilities..............   (122)      (159)       (15)
Capital loss on sale of equipment.........................................     --         (1)      (384)
Other.....................................................................     --         --        (16)
                                                                             ----    -------    -------

Group & Parent Company total..............................................   (122)      (160)      (415)
Note 9. Result from Participation in Group Companies
                                                                             2000       1999       1998
                                                                             ----    -------    -------

Parent Company
Write-downs....................................................                --     (1,865)    (1,376)
                                                                             ----    -------    -------

Parent Company total...........................................                --     (1,865)    (1,376)

                                      F-10

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 10. Result from Securities and Receivables Accounted for as Fixed Assets

                                                          2000      1999      1998
                                                        ------    ------    ------
Parent Company
Write-down of receivable.............................   (2,930)       --        --
Exchange rate difference on fixed assets.............   (2,100)   (2,372)      774
                                                        ------    ------    ------

Parent Company total.................................   (5,030)   (2,372)      774

Note 11. Other Interest Income and Similar Items
                                                          2000      1999      1998
                                                        ------    ------    ------

Group
Interest income, other...............................    3,887     2,312     2,359
                                                        ------    ------    ------
Group total..........................................    3,887     2,312     2,359

Parent Company
Interest income, Group companies.....................    4,238     2,410     1,482
Interest income, other...............................      214       147     1,628
                                                        ------    ------    ------
Parent Company total.................................    4,452     2,557     3,110

Note 12. Interest Expenses and Similar Items
                                                          2000      1999      1998
                                                        ------    ------    ------

Group
Interest expense, other..............................   (1,142)   (1,639)   (3,935)
Guarantee expense....................................       --       (20)     (476)
                                                        ------    ------    ------
Group total..........................................   (1,142)   (1,659)   (4,411)

Parent Company
Interest expense, other..............................     (146)     (142)       (9)
Guarantee expense, etc. bank.........................       --       (20)     (476)
                                                        ------    ------    ------
Parent Company total.................................     (146)     (162)     (485)

Note 13. Year-end Appropriations
                                                          2000      1999      1998
                                                        ------    ------    ------

Parent Company
Difference between booked and planned depreciation
 of equipment, tools and installations...............       --        --       555
Tax allocation reserve, reversal for the year........       --        --    10,795
Currency translation reserve, the year's change......       --       774      (774)
                                                        ------    ------    ------
Company total........................................       --       774    10,576

Note 14. Taxes on the Year's Result
                                                          2000      1999      1998
                                                        ------    ------    ------
Group
Paid taxes...........................................       --        --    (1,076)
Deferred taxes.......................................       --    (3,992)   (4,551)
                                                        ------    ------
Group total..........................................       --    (3,992)   (5,627)

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 15. Patents and Trademarks

                                                                2000       1999
                                                             -------    -------
Group/Parent Company
Accumulated acquisition values
Opening balance...........................................       419        419
                                                             -------    -------
Total.....................................................       419        419
                                                             =======    =======

Accumulated planned depreciation
Opening balance...........................................      (416)      (391)
Depreciation for the year.................................        (3)       (25)
                                                             -------    -------
Total.....................................................      (419)      (416)
                                                             -------    -------

Planned residual value at year-end                                --          3

Note 16. Buildings and Land
                                                                2000       1999
                                                             -------    -------
Group
Accumulated acquisition values
Opening balance...........................................    20,951     23,037
New purchases.............................................        --         93
Translation differences for the year......................       546     (2,179)
                                                             -------    -------
Group total...............................................    21,497     20,951

Accumulated planned depreciation
Opening balance...........................................    (3,680)    (3,592)
Planned depreciation for the year on acquisition values...      (427)      (443)
Translation differences for the year......................      (110)       355
                                                             -------    -------
Group total...............................................    (4,217)    (3,680)
                                                             -------    -------
Planned residual value at year-end........................    17,279     17,271
                                                             -------    -------
Properties held under financial leasing contracts.........   None       None

Note 17. Machinery and other Technical Facilities
                                                                2000       1999
                                                             -------    -------
Group
Accumulated acquisition values
Opening balance...........................................    26,727     24,240
New purchases.............................................       809      1,713
Divestments and scrapping.................................        --       (890)
Reclassifications.........................................       830      4,488
Translation differences for the year......................       610     (2,824)
                                                             -------    -------
Group total...............................................    28,976     26,727

Accumulated planned depreciation
Opening balance...........................................   (19,526)   (21,919)
Reclassifications.........................................      (830)       890
Planned depreciation for the year on acquisition values...    (1,234)    (1,090)
Translation differences for the year......................      (496)     2,593
                                                             -------    -------
Group total...............................................   (22,086)   (19,526)
                                                             -------    -------
Planned residual value at year-end........................     6,890      7,201

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 18. Equipment, Tools, and Installations

                                                                2000                  1999
                                                    2000       Parent     1999       Parent
                                                    Group     Company     Group     Company
                                                   -------    -------    -------    -------
Accumulated acquisition values
Opening balance.................................    44,558      9,156     44,449      5,844
New purchases...................................     1,670      1,225      8,827      3,312
Reclassifications...............................      (830)        --     (4,488)        --
Divestments and scrapping.......................    (3,271)        --       (243)        --
Translation differences for the year............       872         --     (3,987)        --
                                                   -------     ------    -------     ------
Total...........................................    42,999     10,381     44,558      9,156

Accumulated planned depreciation
Opening balance.................................   (32,638)    (5,273)   (30,290)    (3,800)
Divestments and scrapping.......................     2,267         --        243         --
Reclassifications...............................       830         --         --         --
Depreciation for the year according to plan.....    (4,763)    (1,447)    (5,452)    (1,473)
Translation differences on acquisition values...      (630)        (1)     2,861         --
                                                   -------     ------    -------     ------
Total...........................................   (34,934)    (6,721)   (32,638)    (5,273)
                                                   -------     ------    -------     ------
Planned residual value at year-end..............     8,065      3,660     11,920      3,883

Note 19. Shares in Group Companies

                                                                           2000       1999
                                                                         -------     ------
Parent Company
Accumulated acquisition values
Opening balance.........................................................  46,310    48,175
Write-downs.............................................................      --    (1,865)
                                                                         -------     ------
Book value at year-end..................................................  46,310    46,310

Specification of Parent Company and Group shareholdings in group companies

                                               Number of                      Book
Subsidiary, organization number, domicile       shares     Ownership, %(1)   value
--------------------------------------------   ---------   ---------------   ------
Artema Monitoring & Emergency A/S,
 A/S 160015, Copenhagen, DK.................     15,000         100.0        46,208
Artema Technologies AB, 556317-7145,
 Solna, Sweden (dormant)....................        100         100.0           102
                                                                             ------
Total.......................................                                 46,310

(1) Ownership of capital, which also corresponds to the proportion of votes for the total number of shares.

Note 20. Due From Group Companies

                                                                           2000       1999
                                                                         -------     ------
Parent Company
Accumulated acquisition values
Opening balance........................................................   56,064     11,755
Additional receivables.................................................    2,222     45,908
Settled receivables....................................................     (788)    (1,599)
Exchange rate differences..............................................   (2,100)        --
Write-downs for the year...............................................   (2,930)        --
                                                                         -------     ------
Book value at year-end.................................................   52,468     56,064

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 21. Shares in Associated Companies

Group                                                        2000     1999
-----                                                       -----    -----
Accumulated acquisition values
Opening balance..........................................   1,630    1,800
Translation differences for the year.....................      42     (170)
                                                            -----    -----
Total....................................................   1,672    1,630
Accumulated shares in results
Opening balance..........................................   5,845    5,345
Shares in results of associated companies for the year...   1,322    1,040
Translation differences on for the year..................     153     (540)
                                                            -----    -----
Total....................................................   7,320    5,845
Accumulated write-downs
Opening balance..........................................    (815)    (437)
Reversal of write-downs for the year.....................     837       --
Write-downs for the year.................................      --     (420)
Translation differences for the year.....................     (22)      42
                                                            -----    -----
Total....................................................      --     (815)
                                                            -----    -----
Book value at year-end...................................   8,992    6,660

-----------
(1) Accumulated write-downs refer to Artema's part of the value of the accumulated losses in the associated companies.
(2) Reversal of write-down for the year refers to Artema's part of a profit in associated companies during the financial year.
(3) Write down for the year refers to Artema's part of a loss in associated companies during the financial year.

Specification of Group shareholdings in associated companies

Associated company,                Adjusted equity      Percentage       Value of
organization number,                  Result for         of shares       capital
domicile                             the year(1)          held(2)      in the Group
--------------------              ------------------   -------------   ------------
Danish Medical Supply A/S,
 A/S 220897, Gentofte, DK......         7,555/769            33,3          7,555
Danish Medical Industry A/S,
 A/S 242335, Gentofte, DK......         1,437/553            25,0          1,473
                                                                       ------------
Total..........................                                            8,992

-----------
(1) By adjusted equity is meant the owned portion of the company's equity. By result for the year is meant the owned portion of the company's result after taxes. Shares in results of associated companies are reported under two items in the consolidated income statement, firstly result before taxes, including any depreciation of surplus values, which is included in the operating result, and secondly share in taxes of the associated company, which is reported together with the Group's taxes.
(2) Refers to the owned portion of capital, which is equivalent to the proportion of votes for the total number of shares.

Note 22. Deferred Tax Claim

Group                                                        2000    1999
-----                                                       -----   ------
Opening balance...........................................     --    3,992
Reversed deferred tax liability...........................     --      216
Reversed deferred tax claim...............................     --   (4,208)
                                                             ----   ------
Group total...............................................     --       --

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 23. Other Long-Term Receivables

                                              2000                1999
                                     2000    Parent      1999    Parent
                                    Group    Company    Group    Company
                                    -----    -------    -----    -------
Accumulated acquisition values
Opening balance..................      25         25      422        422
Reclassifications................      --         --     (400)      (400)
Other............................      (3)        (3)       3          3
                                     ----       ----     ----       ----
Total............................      22         22       25         25

Note 24. Pre-paid Expenses and Accrued Income

                                              2000                1999
                                     2000    Parent      1999    Parent
                                    Group    Company    Group    Company
                                    -----    -------    -----    -------
Rental expense...................     369       369       373       373
Other items......................   1,187       294     1,188       479
                                    -----      ----     -----      ----
Total............................   1,556       663     1,561       852

Note 25. Shareholders' Equity

                                         Share    Restricted    Non-restricted
                                        capital    reserves         capital
                                        -------   -----------   ---------------
Group
Opening balance......................     9,158     111,712        (80,188)
New share issue(1)...................     6,078      36,200             --
Transfer between restricted
 and non-restricted equity...........        --      (1,757)         1,757
Profit for the year..................        --          --          1,516
Translation difference for the year..        --         451            163
                                         -------   ---------        -------
Closing balance.......................   15,236     146,606        (76,752)

------------
(1) New issue net of issuance costs of SEK 5,272 (thousands) directly charged to equity.

                                                          Share     Premium
                                                         capital    reserve
                                                         -------   ---------
Parent Company
Opening balance.......................................     9,158    101,627
New share issue.......................................     6,078     36,200
                                                          ------    -------
Closing balance.......................................    15,236    137,827

                                                          Legal     Retained
                                                          reserve   earnings
                                                          -------   --------
Parent Company
Opening balance.......................................     8,781    (25,521)
Profit for the year...................................        --    (22,392)
                                                          ------    -------
Closing balance.......................................     8,781    (47,913)

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 26. Restructuring Reserve

                                2000    1999       1998
                                ----   -------    -------
Group
Opening balance..............     --    12,376     34,471
Reversal for the year........     --   (12,376)   (22,095)
                                ----   -------    -------
Residual value at year-end...     --        --     12,376

    A two-year restructuring program was completed during 1999. The restructuring reserve was reversed in pace with completion of the restructuring program.

Note 27. Other Provisions

                                       2000      1999
                                     -------   --------
Group
One off charges CEO termination...     3,238      5,208
Guarantee commitments.............     1,606      1,472
Restructuring.....................     1,000         --
                                     -------   --------
Total.............................     5,844      6,680

Note 28. Bank Overdraft Facilities, Long-Term

                                       2000      1999
                                     -------   --------
Group
 Approved credit limit............    23,500     23,500
 Unutilized portion...............   (16,039)   (15,801)
                                     -------   --------
 Utilized portion.................     7,461      7,699
Parent Company
 Approved credit limit............    12,900     11,400
 Unutilized portion...............   (12,900)    (7,001)
                                     -------   --------
 Utilized portion.................        --      4,399

Note 29. Pledged Assets for Liabilities to Credit Institutions

                                              2000                1999
                                     2000    Parent      1999    Parent
                                    Group    Company    Group    Company
                                    -----    -------    -----    -------
Real estate mortgages............   13,482        --   13,453        --
Corporate mortgages..............   35,500    35,500   35,500    35,500
                                    -----    -------    -----    -------
Total............................   48,982    35,500   48,953    35,500

Note 30. Accrued Expenses and Prepaid Revenues

                                              2000                1999
                                     2000    Parent      1999    Parent
                                    Group    Company    Group    Company
                                    -----    -------    -----    -------
Vacation pay.....................    6,793       636    6,971     1,449
Social benefits..................    2,829       407    3,127       730
Other............................    7,806     2,785    6,028     1,565
                                    -----    -------    -----    -------
Total............................   17,428     3,828   16,126     3,744

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 31. Mortgage Loans

                                               2000    1999
                                               -----   -----
Group
Maturity, 1 - 5 years from year-end.........   2,539   1,567
Maturity, more than 5 years from year-end...      --   1,535
                                               -----   -----
Total.......................................   2,539   3,102

Note 32. Paid Interest

                                                2000    1999
                                               -----   -----
Group
Interest received...........................     463     988
Interest paid...............................   1,113     871
Parent Company
Interest received...........................     214     147
Interest paid...............................     146     142

Note 33. Financial Development

     Sales to Artema's OEM customers and distributors is estimated to continue to increase during 2001 as a result of Artema's offensive efforts within product development. However, sales within the scope of the Danish International Development Agency project will be significantly lower compared to 2000. All in all, Artema's sales and result is estimated to be lower in 2001 compared to 2000. Via the structural solution represented by the bid from Cardiac Science, it is considered that it will be possible to meet the financing requirement for Artema's continued needs for market and product development.

Note 34. Net Income and Shareholders' Equity in Accordance with U.S. GAAP

     Artema's consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Sweden ("Swedish GAAP"), which differs in certain material respects from financial statements prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). The following is a summary of the significant differences applicable to Artema.

  (a)   Revenue Recognition

        Under U.S. GAAP, revenue should only be recognized when it is realized or realizable and earned. Revenue is realized or realizable and earned when all of the following criteria are met:

        .  Persuasive evidence of an arrangement exists,

        .  Delivery has occurred or services have been rendered,

        .  The seller's price to the buyer is fixed or determinable; and

        .  Collectability is reasonably assured.

  In applying these criteria to its sales contracts with customers, Artema has determined that certain material contracts have customer acceptance provisions. These customer acceptance provisions include:

        1. Products must be in compliance with customer contractual specifications prior to customer acceptance. The customer reserves the right to inspect and test products prior to acceptance.

        In the event of non-conformity or defective manufacture of the delivered product to the customer, the customer may reject the whole or part of such product found defective or non-conforming. In such case, Artema is obliged and entitled to make correction or replacement of the product.

        Artema performs testing of medical equipment for quality and compliance with customer specifications before delivery. The medical equipment is industry standard and such specifications are normal and usual for such products and are expected to operate normally, as tested in Artema's facilities, in the customers' environment. As a result, the customer acceptance provisions related to defective

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 34. Net Income and Shareholders' Equity in Accordance with U.S. GAAP -- (Continued)

     products and non-conformity are evaluated as a warranty and provided for as such in the income statement.

        2. Performance of additional services (implementation and training) is required post the manufacture and delivery of medical products and transfer of title of those products to the customer before the customer must, under contract, accept these products.

        The performance of installation of medical equipment at customer locations and training of customer personal on the use of such equipment would not be deemed perfunctory or inconsequential. Artema typically subcontracts such additional services but is responsible for all costs incurred during installation, testing and training.

        Under Swedish GAAP, provisions have been made in the income statement for the costs of equipment installation including on-site equipment testing, and training of customer personnel. Under U.S. GAAP, an objectively determinable fair value has been assigned separately to (i) manufacture and delivery of the product, and (ii) installation and training at the customer site. As of December 31, 2000, while 100% of the product has been delivered to the customer, 60% of the approximate total contract value of SEK 89.5 million has not received customer acceptance. As a result, SEK 3,938 thousand of revenue has been reversed from net sales, representing the fair value of the portion of the total contract value pending completion of installation and training and ultimate customer acceptance. Correspondingly, SEK 3,938 thousand of provisions for installation and training costs have been reversed from operating expenses representing the same percentage as mentioned above. The provision for installation and training cost represents the fair value of such services since third party vendors provide them with no additional margin realized by Artema.

  (b)   Balance sheet reclassifications

        Artema commonly discounts trade receivables from customers at financial institutions. Normally, under these liquidity arrangements, the receivables are sold with recourse and Artema is required to repurchase the receivable at face value from the financial institution in the event of not collection with-in normal terms.

        Under Swedish GAAP, when trade receivables are discounted and cash is received the receivables are removed from the books and a contingent liability "discounted bills of exchange" is recorded.

        Under U.S. GAAP, this transfer of receivables with recourse would not pass the test for de-recognition and would remain on the books with a corresponding liability recorded. As a result, total assets and total liabilities are increased by SEK 4,073 thousand and SEK 4,647 thousand at December 31, 2000 and December 31, 1999, respectively and, on an unaudited basis, SEK 4,000 thousand at June 30, 2001.

        In addition, certain committed overdraft facilities totalling SEK 7,461 thousand and SEK 7,699 thousand at December 31, 2000 and December 31, 1999, respectively and, on an unaudited basis, SEK 15,058 thousand at June 30, 2001, have been reclassified from long- term liabilities to current liabilities under U.S. GAAP.

  (c)   Comprehensive income

        U.S. GAAP prescribes reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Under U.S. GAAP, all items that are required to be recognized as components of comprehensive income should be reported in a financial statement that is displayed with the same prominence as other financial statements. There is no such requirement under Swedish GAAP.

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 34. Net Income and Shareholders' Equity in Accordance with U.S. GAAP -- (Continued)

       The total of other comprehensive income for the year ended December 31, 2000 and 1999 and for the six months ended June 30, 2001 and 2000 is as follows (in SEK thousands):

                                                                           Six Months
                                                                         Ended June 30,
       Comprehensive Income                                    2000     1999        2001     2000
       --------------------                                   ------   -------    -------    ----
                                                                           (unaudited)
       Net income in accordance with U.S. GAAP..............   1,516   (68,594)   (29,903)    461
       Items of other comprehensive income:
       Translation differences..............................     614    (2,750)       488      14
                                                               -----   -------    -------    ----

       Comprehensive income in accordance with U.S. GAAP....   2,130   (71,344)   (29,415)    475

 (d)   Earnings per share

       The calculation of earnings per share based on net income (loss) of SEK 1,516 thousand and SEK (68,594) thousand for the years ended December 31, 2000 and 1999, respectively, and of SEK (29,903) thousand and SEK 461 thousand for the six months ended June 30, 2001 and 2000, respectively is as follows:

                                                                           Six Months
                                                                         Ended June 30,
       Earnings per share                                       2000     1999        2001       2000
       ------------------                                      ------   -------    -------    -------
                                                                           (unaudited)
       Net income attributable to common shareholders
         (in SEK thousands).................................    1,516   (68,594)   (29,903)       461
       Items of other comprehensive income:
       Weighted average number of shares outstanding
         (in thousands)(1)..................................   14,223     7,632     15,236     13,210
                                                               ------   -------    -------    -------
       Net income (loss) per share (in SEK)(1)..............      .11     (8.99)     (1.96)      0.03

       (1)   Applies to both basic and diluted earnings per share

  (e)  Restricted cash

       Cash and bank deposits of SEK 15,527 thousand at December 31, 2000 included restricted cash of SEK 3,835 thousand. The cash was restricted as part of normal bank guarantees for the benefit of customers.

  (f)  Cash flow statement

       The cash flow statement for the years ended December 31, 2000 and 1999 has been prepared in accordance with IAS 7. Cash and cash equivalents, referred to as "liquid assets" on the cash flow statement, represent cash and bank deposits with a contractual maturity of three months or less. Total cash and cash equivalents were SEK 15,527 thousand and SEK 7,988 thousand at December 31, 2000 and December 31, 1999, respectively. Interest paid during the years ended December 31, 2000 and 1999 was SEK 1,113 thousand and SEK 871 thousand, respectively.